                                                                    Exhibit 23.4



                   CONSENT OF SANDLER O'NEILL & PARTNERS, L.P.

         We consent to the inclusion in this Registration Statement on Form S-4 of Second Bancorp Incorporated of our opinion set forth as Annex D to the Prospectus and Proxy Statement, which is part of the Registration Statement, and to the reference to our firm and summarization of our opinion in the Prospectus and Proxy Statement under the captions "Opinion of Sandler O'Neill & Partners, L.P."



                                  /s/ Sandler O'Neill & Partners, L.P.
                                  ---------------------------------------------
                                  Sandler O'Neill & Partners, L.P.



New York, New York
August 26, 1998